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                                                                    EXHIBIT 2(i)

                 UNANIMOUS CONSENT IN LIEU OF THE FIRST MEETING
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                 AU 'N AG, INC.

                            (A DELAWARE CORPORATION)


         The undersigned, constituting all of the directors of AU 'N AG, INC. (the "Company"), hereby adopt the following resolutions in lieu of the first meeting of the Board of Directors of the Company:

INCREASE IN DIRECTORS

         RESOLVED, that Ronald N. Vance, the sole director set forth in the articles of incorporation of the Company filed this date with the State of Delaware (file number 23779-73), hereby increases the number of directors to three persons and appoints Neville Hawken and Gaylon W. Hansen to fill the vacancies created by such increase in the number of directors, each such appointed director to serve until the next annual meeting of the shareholders and to hold office until his successor is elected and qualified; and

         FURTHER RESOLVED, that the acceptance of such appointment by said persons and consent to serve as directors shall be evidenced by their signatures set forth on this document.

DISCHARGE OF INCORPORATOR

         RESOLVED, that the incorporator of the Company be and hereby is forever discharged and indemnified by the Company from and against any liability incurred by the incorporator by reason of having been incorporator of the Company.

BYLAWS

         RESOLVED, that the Bylaws attached to this consent be and hereby are adopted as the Bylaws of the Company and that the secretary of the Company shall place such Bylaws in the minute book of the Company.





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OFFICERS

         RESOLVED, that Ronald N. Vance be and hereby is appointed to be the president and secretary of the Company, and that Neville Hawken be and hereby is appointed to be the treasurer of the Company, each to serve until removed by the Board of Directors.

REGISTERED AGENT

         RESOLVED, that the registered agent for the Company in the State of Delaware shall be The Company Corporation, Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware.

ISSUANCE OF SHARES

         WHEREAS, the Company had received subscriptions in an aggregate of $10.00 as subscription for ten (10) shares of common stock of the Company from AU 'N AG, INC., a Utah Corporation, pursuant to a Plan and Agreement of Merger as set forth below; and

         WHEREAS, it was reported that such entity had offered to acquire Company shares and had made certain representations to the Company and had entered into certain agreements with the Company, and that said corporation represented to and agreed with the Company as follows:

         (a) The shares being acquired have not been registered under the Securities Act of 1933, as amended, (the "Act") or any state securities laws, and such shares are being issued by the Company in reliance upon the exemption from the registration requirements of the Act contained in Section 4(2) of the Act and upon a similar exemption contained in applicable state securities laws;

         (b) At the time it acquired the shares in the Company, it had full information concerning the Company's affairs as a result of its relationship with officers and directors of the Company, the stock was acquired for its own account and for purposes other than of distribution, and the certificate evidencing its common stock is to be stamped with a restrictive legend;

         (c) The Company is newly formed, has no operating history, has no assets other than what the initial shareholder will contribute to the Company, has not paid any dividends and does not anticipate paying any dividends in the foreseeable future;

         (d) It has received and carefully read copies of the organizational documents of the Company and has had access to full information concerning the Company, its officers and directors in order to evaluate the merits and risks of an investment in the Company's shares;

         (e) The shares which the corporation is receiving are "restricted securities" which may not be sold into the market for a period of two years after the date upon which the restricted securities are fully paid for and delivered, and after two years, he





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may or may not be in a position to sell restricted securities pursuant to Rule
144 promulgated under the Act, the guidelines of which provide, among other things, that (i) the restricted securities may not be resold for a period of two years, (ii) thereafter the owner can sell up to 1 percent of the outstanding shares (or an amount based upon trading volume) of the Company,
(iii) in a 3-month period, (iv) if the transaction is unsolicited, (v) there is current information available, (vi) the broker (or dealer in certain circumstances) received no more than the customary compensation, and (vii) a Form 144 is filed with the United States Securities and Exchange Commission (if required).
         NOW, THEREFORE, BE IT

         RESOLVED, that the Company hereby accepts the offer described above to purchase Company shares and the officers of the Company hereby are authorized to take whatever action they deem necessary to issue such shares to such corporation upon receipt from such entity of the consideration indicated to be received by Company, the certificates evidencing such shares to be stamped with a restrictive legend substantially as follows:

              The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

FORM OF CERTIFICATE

         RESOLVED, that the form of certificate to represent the common shares of the Company shall be the same form as currently used by AU 'N AG, INC., a Utah corporation, except that the Company shall be designated as a Delaware corporation.

FISCAL YEAR

         FURTHER RESOLVED, that the fiscal year of the Company shall end on the same day each year as the current year-end of AU 'N AG, INC, a Utah corporation.

PLAN AND AGREEMENT OF MERGER

         WHEREAS, each of the directors has reviewed a form of Plan and Agreement of Merger with AU 'N AG, INC., a Utah corporation, the purpose of which was to change the domicile of said corporation; and





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         WHEREAS, the sole purpose of incorporating and organizing the Company is to effect such change of domicile;

         NOW, THEREFORE, BE IT

         RESOLVED, that the form of Plan and Agreement of Merger with AU 'N AG, INC., a Utah corporation, be and hereby is adopted and approved, and that the officers of the Company be and hereby are authorized and directed to execute and deliver said document;

         FURTHER RESOLVED, that upon approval of said agreement by the shareholders of AU 'N AG, INC. and the shareholder of the Company, the officers of the Company be authorized to file a certificate of merger with the state of Delaware to complete the merger transaction;

         FURTHER RESOLVED, that upon the effective date of such merger, the ten shares of the stock of the Company issued to AU 'N AG, Inc. shall be immediately and automatically cancelled, and such shares shall be returned to the authorized but unissued shares of the Company; and

         FURTHER RESOLVED, that the officers and directors of the Company be and hereby are authorized and directed to execute, deliver, file, or prepare such other and further documents may be reasonably necessary to complete said merger transaction and to effectuate the terms and conditions of such merger.

FILING OF CONSENT

         RESOLVED, that the consent shall be placed into the minute book of the Company with the proceedings of the board of directors and that this consent shall have the same force and effect as if a meeting of the directors were held.

         IN WITNESS WHEREOF, the undersigned have executed this consent document to be effective this 15th day of February 1994.



                                             /S/ Ronald N. Vance, Director
                                             ---------------------------------
                                             RONALD N. VANCE, Director


                                             /S/ Gaylon W. Hansen, Director
                                             ---------------------------------
                                             GAYLON W. HANSEN, Director


                                             /S/ Neville Hawken, Director
                                             --------------------------------
                                             NEVILLE HAWKEN, Director





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